UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2019

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TENABLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38600	47-5580846
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7021 Columbia Gateway Drive, Suite 500, Columbia, Maryland, 21046
(Address of principal executive offices, including zip code)

(410) 872-0555
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Linda Zecher
Effective August 8, 2019, the board of directors (the “Board”) of Tenable Holdings, Inc. (the “Company”) appointed Linda Zecher to serve as a director of the Company. Ms. Zecher will serve as a class I director whose term will expire at the 2022 annual meeting of stockholders, and she will serve as a member of the compensation and nominating and corporate governance committees of the Board.
There is no arrangement or understanding between Ms. Zecher and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Ms. Zecher and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Ms. Zecher requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Ms. Zecher is set forth below:
Linda Zecher, age 66, is the Chief Executive Officer and Managing Partner of the Barkley Group, a consulting firm focused on effective digital transformation, positions she has held since January 2017. Prior to that time, she served as the President and Chief Executive Officer, and a member of the board of directors, of Houghton Mifflin Harcourt Company from September 2011 to September 2016. Ms. Zecher has served as a member of the board of directors of Hasbro, Inc. since August 2014. Ms. Zecher received her B.S. in Earth Science from The Ohio State University. The Board believes that Ms. Zecher’s extensive management experience with technology companies and her experience as a director of public companies qualify her to serve on the Board.
Upon commencement of her service as a director, the Board granted Ms. Zecher 17,331 restricted stock units, with one third of the shares underlying the restricted stock units vesting on each anniversary of the grant date such that the award will be fully vested after three years, subject to Ms. Zecher’s continued service as a director through the applicable vesting dates and accelerated vesting in specified circumstances. Additionally, the Board approved the following compensation for Ms. Zecher for her service on the Board for the year ending December 31, 2019, to be pro-rated for her 2019 service and subject to her continued service through the applicable payment dates:

•	Board Service Retainer: $30,000

•	Compensation Committee Member Service Retainer: $6,000

•	Nominating and Corporate Governance Committee Member Service Retainer: $4,000
Ms. Zecher has also entered into the Company’s standard form of indemnification agreement.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.SCH, 101.CAL, 101.DEF, 101.LAB and 101.PRE)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENABLE HOLDINGS, INC.

Date:	August 12, 2019	By:	/s/ Stephen A. Riddick
Stephen A. Riddick
General Counsel and Corporate Secretary